SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 13, 2005

THE TJX COMPANIES, INC.
(Exact name of Registrant as specified in charter)

DELAWARE	1-4908	04-2207613

(State or other jurisdiction of incorporation)	(Common File Number)	(I.R.S. employer identification No.)

770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant’s Telephone Number (including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT INDEX
EX-10.1 LETTER AGREEMENT DATED SEPTEMBER 13, 2005
EX-99.1 PRESS RELEASE DATED SEPTEMBER 13, 2005

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On September 13, 2005, The TJX Companies, Inc., or TJX, announced that Edmond J. English had resigned as President, Chief Executive Officer and a Director of TJX, effective immediately. A copy of the press release announcing his resignation is attached as Exhibit 99.1. The terms of his resignation are set forth in a resignation agreement with TJX dated September 13, 2005 (the “Resignation Agreement”). A copy of the Resignation Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.
     The Resignation Agreement provides that for purposes of the employment agreement dated as of June 3, 2003 between Mr. English and TJX (the “Employment Agreement”), Mr. English’s resignation will be treated as though he had been involuntarily terminated by TJX other than for cause, except that for purposes of the agreements not to solicit or compete set forth in Section 8 of the Employment Agreement, Mr. English’s resignation will be treated as a voluntary termination other than for valid reason. In addition, Mr. English agreed to expand his noncompetition agreement in Section 8 of the Employment Agreement to cover all off-price apparel, footwear, jewelry, accessories and home fashions stores, as well as off-price home furnishings stores, and related catalog businesses. Mr. English has also agreed not to disparage TJX.
     TJX has agreed to pay to Mr. English, in addition to the benefits owed to him under the Employment Agreement on the basis provided in the Resignation Agreement or under existing benefit plans, a lump sum payment of $1.5 million, less any required withholdings, on the date Mr. English attains age 55. In connection with Mr. English’s resignation, TJX expects that it will record a pre-tax charge of approximately $8 million, or $.01 per share, in the fiscal quarter ending October 29, 2005. This represents benefits due Mr. English not previously accrued by TJX.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On September 13, 2005, Edmond J. English resigned as President, Chief Executive Officer and a Director of TJX, effective immediately. A description of the terms of Mr. English’s resignation are included under Item 1.01 and incorporated herein by reference.
     On September 13, 2005, TJX announced that Bernard Cammarata, former Chief Executive Officer of TJX, had been elected acting President and Chief Executive Officer, effective immediately, in addition to continuing as Chairman of the Board. TJX also announced that a search for a new President and Chief Executive Officer would begin immediately and would include both internal and external candidates. A copy of the press release announcing the resignation of Mr. English and the appointment of Mr. Cammarata is filed with this report as Exhibit 99.1.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS
(C)       EXHIBITS

Exhibit Number	Title

10.1	Letter Agreement dated September 13, 2005 by and between The TJX Companies, Inc. and Edmond J. English

99.1	Press Release of The TJX Companies, Inc. regarding the resignation of Edmond J. English and the naming of Bernard Cammarata as Acting President and Chief Executive Officer issued on September 13, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
THE TJX COMPANIES, INC.
/s/ Jeffrey G. Naylor
Jeffrey G. Naylor
Senior Executive Vice President and
Chief Financial Officer
Dated: September 16, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated September 13, 2005 by and between The TJX Companies, Inc. and Edmond J. English

99.1	Press Release of The TJX Companies, Inc. regarding the resignation of Edmond J. English and the naming of Bernard Cammarata as Acting President and Chief Executive Officer issued on September 13, 2005.

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